       As filed with the Securities and Exchange Commission on May , 2000
                                                     Registration No. 333-31896
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            C-CUBE MICROSYSTEMS INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                                     77-0528024
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               1778 MCCARTHY BLVD.
                               MILPITAS, CA 95035
                    (Address of principal executive offices)

                           --------------------------

                            2000 EMPLOYEE STOCK PLAN
                    2000 OUTSIDE DIRECTORS STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                           --------------------------

                                WALT WALCZYKOWSKI
                             CHIEF FINANCIAL OFFICER
                             C-CUBE MICROSYSTEMS INC
                               1778 MCCARTHY BLVD.
                               MILPITAS, CA 95035
                                 (408) 490-8000
            (Name, address and telephone number of agent for service)

                           --------------------------

                                    Copy to:
                             Larry W. Sonsini, Esq.
                               Kelly S. Boyd, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                                One Market Street
                         Spear Street Tower, Suite 1600
                         San Francisco, California 94105

                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   Proposed Maximum     Proposed Maximum
Title of Securities to be         Amount to be      Offering Price          Aggregate              Amount of
       Registered                  Registered        Per Share(4)       Offering Price(4)     Registration Fee(4)
2000 Employee Stock Plan
Common Stock                      25,000,000(1)         $21.8125          $545,312,500             $143,962.50

2000 Outside Directors
Stock Option Plan
Common Stock                         450,000(2)         $21.8125          $  9,815,625             $  2,591.33

2000 Employee Stock
Purchase Plan
Common Stock                         500,000(3)         $21.8125          $ 10,906,250             $  2,879.25

Aggregate
Common Stock                      25,950,000            $21.8125          $566,034,375             $149,433.08

=================================================================================================================

(1) A total of 25,000,000 shares have been reserved for issuance under the 2000 Employee Stock Option Plan, 25,000,000 shares of which are being registered hereby.

(2) A total of 450,000 shares have been reserved for issuance under the 2000 Outside Directors Stock Option Plan, 450,000 shares of which are being registered hereby.

(3) A total of 500,000 shares have been reserved for issuance under the 2000 Employee Stock Purchase Plan, 500,000 shares of which are being registered hereby.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on May 4, 2000.

================================================================================

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, C-Cube Semiconductor Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 4th day of May 2000.


                                        C-CUBE SEMICONDUCTOR INC.



                                        By: /s/ UMESH PADVAL
                                           -------------------------------------
                                           Umesh Padval
                                           President, Chief Executive Officer



                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Umesh Padval and Walt Walczykowski, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                          Title                     Date

/s/ DONALD VALENTINE               Chairman of the Board             May 4, 2000
---------------------------------
Donald Valentine

/s/ UMESH PADVAL                   President, Chief Executive        May 4, 2000
---------------------------------  Officer and Director
Umesh Padval                       (Principal Executive Officer)

/s/ WALT WALCZYKOWSKI              Chief Financial Officer           May 4, 2000
---------------------------------  (Principal Financial and
Walt Walczykowski                  Accounting Officer)

/s/                                Director                          May 4, 2000
---------------------------------
Donald McKinney

/s/ BARYN FUTA                     Director                          May 4, 2000
---------------------------------
Baryn Futa

/s/ T. J. RODGERS                  Director                          May 4, 2000
---------------------------------
T. J. Rodgers

/s/ GREGORIO REYES                 Director                          May 4, 2000
---------------------------------
Gregorio Reyes

/s/ ALEXANDRE BALKANSKI            Director                          May 4, 2000
---------------------------------
Alexandre Balkanski

                                  EXHIBIT INDEX


                                                                     Sequentially
Exhibit                                                                Numbered
Number                                                                   Page
-------                                                              ------------

  5.1 Opinion of counsel as to legality of securities being registered.

 23.1          Consent of Independent Auditors.

 23.2          Consent of Counsel (contained in Exhibit 5.1)

 24.1          Power of Attorney (contained on page 3)